UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2016

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On January 7 and 8, 2016, members of PPL Corporation's ("PPL") senior management will meet with investors and financial analysts at the Evercore ISI Utility Conference in Phoenix, Arizona. During these meetings, PPL's senior management will discuss PPL's strategy for growth and general business outlook, and expects to reiterate PPL's 2015 forecast of Reported Earnings of $0.80 to $0.90 per share, reflecting special items recorded through the third quarter of 2015, and 2015 forecast of Ongoing Earnings of $2.15 to $2.25 per share.

The slides to be used during these meetings are furnished as Exhibit 99.1 to this Report and will also be available for 30 days on PPL's Internet Web site: http://pplweb.investorroom.com/events. Included in the slides are updates, on slide 21, to the Company's British Pound Sterling earnings hedge percentages for 2015 through 2017 and updated Retail Price Index assumptions in the United Kingdom through March 31, 2018.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Slides to be used by PPL senior management during meetings and presentations with investors and financial analysts at the Evercore ISI Utility Conference in Phoenix, Arizona through January 8, 2016.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  January 7, 2016